UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2017

Oro East Mining, Inc.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-53136
(Commission File Number)

26-2012582
 (IRS Employer Identification No.)

7817 Oakport Street, Suite 205
Oakland, California 94621
 (Address of principal executive offices)(Zip Code)

(510) 638-5000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On May 2, 2017, Hangzhou Ci Xiao Tang Technology Co. Ltd. and Oro East Mining, Inc. (“Company”) have mutually agreed to void the joint venture agreement and joint venture company, Magnique, Inc. that they established back in May of 2016. The parties agreed to terminate, null, and void the Joint Venture Agreement they had signed on May 16, 2016 and all subsequent suppelemental agreements or addenda.

The 22,500,00 shares of common stock that the Company had transferred to Magnique, Inc. as capital investment is to be restored to the Company. The Company will likewise surrender to Hang Zhou Ci Xiao Tang its 30% equitable interest in Magnique, Inc. so that henceforth, Hang Zhou Ci Xiao Tang will be the sole shareholder of Magnique, Inc.

The parties intend to sign a general release agreement within 15 business days of execution of the termination.

Item 9.01 Exhibits

(d) Exhibits:

Exhibit	Description

10.1	Agreement to Terminate, Null, and Void the Joint Venture Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc.
(Registrant)

Date: May 2, 2017	By:	/s/ Tian Qing Chen
Name: Tian Qing Chen
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Agreement to Terminate, Null, and Void the Joint Venture Agreement